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                                                                     Exhibit 5.1

            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                August 10, 1998



Excel Realty Trust, Inc.
16955 Via Del Campo, Suite 110
San Diego, California 92127

     Re:  Excel Realty Trust, Inc.
          Registration Statement on Form S-4
          filed on or about August 10, 1998
          ---------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland corporate counsel to Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters arising out of the registration of up to (i) 1,500,000 depositary shares (the "Series D Depositary Shares"), each of which represents a one-tenth fractional interest in a share of 7.8% Series D Cumulative Voting Step-Up Premium Rate Preferred Stock, par value $.01 per share (the "Series D Preferred Shares"), of the Company and (ii) 63,324,745 shares (the "Common Shares", collectively with the Series D Preferred Shares, the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended. Such Shares are to be issued in connection with the proposed merger (the "Merger") of ERT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Excel, and New Plan Realty Trust, a Massachusetts business trust, pursuant to the Agreement and Plan of Merger dated May 14, 1998, as amended to date (the "Merger Agreement"), and the transactions related thereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

     In our capacity as special Maryland corporate counsel to the Company and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
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Excel Realty Trust, Inc.
August 10, 1998
Page 2

     (i) The charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on May 13, 1993, Articles of Amendment and Restatement of the Company filed with the Department on July 9, 1993, Articles of Amendment and Restatement of the Company filed with the Department on May 23, 1995, Articles Supplementary filed with the Department on February 4, 1997 classifying 4,600,000 shares of the Preferred Stock, par value $.01, of the Company (the "Preferred Stock") as the Series A Preferred Stock, Articles Supplementary filed with the Department on January 12, 1998 classifying 690,000 shares of the Preferred Stock as the Series B Preferred Stock, and the Articles Supplementary filed with the Department on June 5, 1998 classifying 100,000 shares of the Preferred Stock as the Series C Preferred Stock;

     (ii) The Amended and Restated Bylaws of the Company (the "Bylaws") as adopted on January 12, 1995;

     (iii) An unexecuted copy of Articles of Amendment (the "Articles of Amendment") in the form attached as an exhibit to the Registration Statement which, once effective, will, among other things, increase the number of authorized shares of stock of the Company to 275,000,000, consisting of 225,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock.

     (iv) An unexecuted copy of Articles Supplementary (the "Series D Articles Supplementary") in the form attached as an exhibit to the Registration Statement, which, once effective, will classify 150,000 shares of Preferred Stock as Series D Preferred Stock;

     (v) The form of Deposit Agreement pursuant to which the Series D Depositary Shares are to be issued (the "Deposit Agreement") upon consummation of the Merger, and the related form of depositary receipt (the "Depositary Receipt") representing the Series D Depositary Shares;

     (vi) A status certificate of recent date issued by the Department to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

     (vii) The Registration Statement, including the related form of prospectus therein, and the related Proxy Statement (the "Proxy Statement") of the Company;

     (viii) The Merger Agreement; and
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Excel Realty Trust, Inc.
August 10, 1998
Page 3

     (ix) Such other documents, corporate and other records of the Company and certificates of public officials and officers of the Company as we have deemed necessary or appropriate to provide a basis for the opinion set forth below, subject to the limitations, assumptions and qualifications noted below.

     In reaching the opinions set forth below, we have assumed the following:

     (a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

     (b) each natural person executing any instrument, document or agreement is legally competent to do so;

     (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; the form and content of any documents submitted to us as unexecuted drafts do not and will not differ in any respect relevant to this opinion from such documents as executed and delivered; and all public records reviewed are accurate and complete;

     (d) none of the Shares will be issued in violation of the provisions of the Charter of the Company imposing restrictions on ownership and transfer of shares of stock of the Company;

     (e) the form of certificate representing a share of Common Stock of the Company and the form of certificate representing a share of Series D Preferred Stock of the Company, in each case following the effectiveness of the Merger, will be in accordance with the Maryland General Corporation Law;

     (f) the proposals to be submitted pursuant to the Proxy Statement to the Stockholders of the Company for approval, including the Share Issuance, the Charter Amendments (i.e the Articles of Amendment), and the Election of Directors, have been or will be prior to the effective time of the Merger, duly authorized and advised by the directors of the Company and duly approved and adopted by the Stockholders of the Company by the requisite vote, and the classification of Preferred Stock as Series D Preferred Stock, the final form of the Series D Articles Supplementary, Deposit Agreement and Depositary Receipt, and the issuance and deposit of the Series D Preferred Shares with the depositary named in the Deposit Agreement, have been or will be prior to the effectiveness of the Merger duly approved by the Board of Directors
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Excel Realty Trust, Inc.
August 10, 1998
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of the Company, all in the manner described, proposed or contemplated by the
Registration Statement and Proxy Statement and in accordance with the Charter and Bylaws of the Company and applicable law;

     (g) the Articles of Amendment and Articles Supplementary will be duly executed and properly filed with and accepted for record by the Department prior to the effective time of the Merger; and

     (h) Articles of Merger will be duly executed and properly filed with and accepted for record by the Department in a timely manner as contemplated by and pursuant to the Merger Agreement (the proceedings contemplated by and described in subparagraphs (f) and (g) above and this subparagraph (h) being herein referred to collectively as the "Corporate Proceedings").

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of all necessary Corporate Proceedings, and when issued and delivered in accordance with the Corporate Proceedings and in the manner contemplated by the Merger Agreement, the Common Shares will be validly issued, fully paid and non-assessable.

     3. Upon completion of all necessary Corporate Proceedings and when issued and delivered in accordance with the Corporate Proceedings and in the manner contemplated by the Merger Agreement, the Series D Preferred Shares will be validly issued, fully paid and non-assessable, and upon completion of all necessary Corporate Proceedings, the execution and delivery by or on behalf of the Company of the Deposit Agreement and the issuance by the depositary named in the Deposit Agreement of Depositary Receipts evidencing the Series D Preferred Shares will be duly approved by all necessary corporate action on the part of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters."
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Excel Realty Trust, Inc.
August 10, 1998
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     This opinion is limited to the present corporate laws of the State of
Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein.

     The opinions set forth in this letter are rendered as of the date hereof and are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

     This opinion is being furnished to you solely for your benefit. Accordingly, it may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent.

                                    Very truly yours,

                                    /s/  Ballard Sphan Andrews & Ingersoll, LLP